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Bruce C. Bennett             General Electric Capital Corporation
Associate General Counsel    201 High Ridge Road, Stamford, CT 06927
Treasury Operation and
Assistant Secretary

July 22, 1998

General Electric Capital Corporation
201 High Ridge Road
Stamford, CT   06905

Ladies and Gentlemen:

I have examined the Registration Statement on Form S-3 being filed by General Electric Capital Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of $5,000,000,000 aggregate principal amount of the Company's Variable Denomination Floating Rate Demand Notes (the "Notes"), to be issued from time to time under an indenture dated as of October 1, 1991 between the Company and The Chase Manhattan Bank, as Successor Trustee, as supplemented through the date hereof (such indenture, as so supplemented, being herein called the "Indenture").

In my opinion, when the issuance of the Notes and approval of the final terms thereof have been duly authorized by appropriate corporate action and the Notes have been duly executed, authenticated and delivered against payment therefor, subject to the final terms of the Notes being in compliance with then applicable law, the Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will entitle the holders thereof to the benefits provided by the Indenture, pursuant to which such Notes were issued except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to myself under the caption "Legal Opinions" in the Registration
Statement.

Very truly yours,

/s/ Bruce C. Bennett

Bruce C. Bennett